UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2022

SCULPTOR CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

This Amendment No. 1 to Current Report on Form 8-K is filed to add as an exhibit, as required by Item 5.02(a)(3)(iii) of Form 8-K, the letter received by the Company from J. Morgan Rutman, dated February 4, 2022 regarding disclosure made under Item 5.02(a) in the Company’s initial Form 8-K filed with the SEC on February 3, 2022. A copy of the letter from J. Morgan Rutman is attached hereto as Exhibit 17.2.

The four independent members of the Company’s Board of Directors issued the following statement in response to the foregoing letter from Mr. Rutman:

We unequivocally stand by our previous statement included in the initial Form 8-K. Contrary to Mr. Rutman’s suggestion, the performance plan includes objectively rigorous performance hurdles such that no performance shares vest until a 50% shareholder return is achieved and a 149% shareholder return is required for all performance shares to vest (each based on the closing stock price on the date the performance shares were awarded).

Other than to the extent amended hereby, the disclosure contained in the initial Form 8-K remains unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1*	Resignation Letter of J. Morgan Rutman.

17.2	Letter from J. Morgan Rutman, dated February 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(Registrant)

By:	/s/ Dava Ritchea
Dava Ritchea
Chief Financial Officer and Executive Managing Director

Date: February 4, 2022